UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2017
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27101 Puerta Real, Suite 450, Mission Viejo, CA		92691

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On November 8, 2017, The Ensign Group, Inc. (the Company) issued a press release reporting the financial results of the Company for its third quarter ended September 30, 2017. A copy of the press release is attached to this Current Report as Exhibit 99.1.
The press release includes “non-GAAP financial measures.” Specifically, the press release refers to EBITDA, Adjusted EBITDA and Adjusted EBITDAR. EBITDA, Adjusted EBITDA and Adjusted EBITDAR are supplemental non-GAAP financial measures. Regulation G, Conditions for Use of Non-GAAP Financial Measures, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) costs incurred related to new systems implementation, (h) legal costs and charges related to the settlement of the class action lawsuit, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) operating results at urgent care centers,  excluding depreciation, interest and income taxes, (l) the impact of Hurricane Harvey on our Texas operations, (m) gain on sale of urgent care centers and (n) insurance reserves in connection with the settlement of claims.  Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operations and operations not at full capacity, excluding depreciation, interest and income taxes, (g) share-based compensation expense, (h) costs incurred related to new systems implementation, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) legal costs and charges related to the settlement of the class action lawsuit, (l) operating results at urgent care centers,  excluding rent, depreciation, interest and income taxes, (m) the impact of Hurricane Harvey on our Texas operations, (n) gain on sale of urgent care centers and (o) insurance reserves in connection with the settlement of claims.
Adjusted EBITDA, adjusted net income and adjusted earnings per share are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles. Adjusted EBITDAR is a financial valuation measure commonly used by our management, investors and research analysts to value companies. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated November 8, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2017	THE ENSIGN GROUP, INC.
	By:	/s/ Suzanne D. Snapper
Suzanne D. Snapper
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated November 8, 2017